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                                  Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                  SUBSIDIARIES

                      MIDLAND CAPITAL HOLDINGS CORPORATION

                           Parent                                       Subsidiary                  Ownership       Organization
                           ------                                       ----------                  ---------       ------------

Midland Capital Holdings Corporation                         Midland Federal Savings and Loan          100%             Federal
                                                                       Association

Midland Federal Savings and Loan Association                   Midland Service Corporation             100%            Illinois

Midland Service Corporation                                     MS Insurance Agency, Inc.              100%            Illinois

Midland Service Corporation                                   Bridgeview Development Company           100%            Illinois

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    The financial statements of the Registrant are consolidated with those of its subsidiary.